SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)

(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

     References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“General Finance”), and its direct and indirect subsidiaries, including GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFN Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”). GFN Holdings and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

EXHIBIT 2.1

EXHIBIT 99.1

Item 1.01 Entry into a Definitive Material Agreement

The Merger Agreement

On July 28, 2008, General Finance Corporation (“General Finance”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 28, 2008 with GFN North America Corp., a direct, wholly-owned subsidiary of General Finance (the “GFNA”), Mobile Office Acquisition Corp. (“MOAC”), Pac-Van, Inc., a subsidiary of MOAC (“Pac-Van”), and certain stockholders of MOAC. Pursuant to the Merger Agreement, GFNA and MOAC would merge (the “Merger”), and GFNA would be the surviving corporation.

The stockholders of MOAC are Ronald L. Havner Jr., Ronald F. Valenta, a director, the Chief Executive Officer and stockholder of General Finance, D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”) and Pac-Van management employees, including Theodore M. Mourouzis, the President of Pac-Van. A special committee made up of independent directors of the General Finance board retained an independent counsel and financial advisor and negotiated and approved the Merger Agreement, subject to approval of the General Finance stockholders. RBC Capital Markets is the financial advisor to the special committee of the board of directors of General Finance, and O’Melveny & Myers LLP is its counsel.

     Pursuant to the Merger Agreement, the stockholders of MOAC would be entitled to receive four million shares of restricted common stock of General Finance issued at a value of $7.50 per share (with an aggregate value of $30 million) (the “Common Stock”), a 20-month $1.5 million subordinated promissory note and up to $21.5 million of cash. The note and $8.5 million of the Common Stock will secure the indemnification obligations for 20 months. Pursuant to the Merger Agreement, a subsidiary of General Finance will acquire all outstanding shares of MOAC and assume approximately $107 million of Pac-Van’s indebtedness, consisting of approximately $82 million of indebtedness outstanding under Pac-Van’s senior credit facility and approximately $25 million of indebtedness outstanding under a senior subordinated secured loan (the “Subordinated Debt”). The total consideration will not exceed $158.8 million plus the cost of any subsequent acquisitions undertaken by Pac-Van prior to completion of the Merger. General Finance and the stockholders of MOAC will enter into a stockholders agreement which will provide registration rights to the MOAC Stockholders with respect to the Common Stock which may be exercised after June 30, 2009.

     General Finance and GFNA, as the acquirers, and MOAC and Pac-Van, as the parties being acquired, made representations and warranties to each other in the Merger Agreement. In the Merger Agreement, General Finance agreed that it would (a) cause a stockholder meeting to be held to consider approval of the Merger Agreement, the Merger and the issuance of the Common Stock and (b) file proxy solicitation materials concerning the Merger with the U.S. Securities and Exchange Commission (“SEC”). MOAC and Pac-Van agreed, pursuant to the Merger Agreement, to comply with several covenants, including, covenants (a) to conduct their business in the ordinary course between the date of the execution of the Merger Agreement and the date of the closing of the Merger, (b) not to amend their charter documents, (c) not to increase the compensation of Pac-Van employees other than in the ordinary course of business, (d) not to incur debt in excess of $86 million under its senior credit facility or in excess of $25 million under its Subordinated Debt and (e) not to acquire capital stock of busineses or assets in excess of $10 million. General Finance and GFNA, as the acquirers, and Mr. Havner, Laminar and Mr. Valenta, as the stockholders of MOAC, have agreed to indemnify each other and certain of their respective related parties for certain breaches of the representations and warranties in the Merger Agreement. Mr. Havner, Laminar and Mr. Valenta will indemnify General Finance and GFNA, on a several basis, provided that the losses exceed $500,000 up to a maximum aggregate amount of $10 million, subject to certain exceptions.

     Completion of the Merger is subject to various conditions, including, among others, (a) approval of the holders of a majority of the outstanding shares of General Finance common stock, (b) subject to certain exceptions, the accuracy of the representations and warranties of the parties to the Merger Agreement, (c) the parties’ reasonable belief that the Merger will qualify as a tax-free reorganization, (d) Pac-Van and the lenders under its senior credit facility shall have entered into an amendment to the senior credit facility to consent to the Merger and agree to certain other conditions, (e) Pac-Van and SPV Capital Funding, L.L.C. shall have entered into an amendment of the Subordinated Debt to consent to the Merger and agree to certain other conditions, (f) compliance by the parties to the Merger Agreement with their respective obligations and covenants under the Merger Agreement, (g) Mr. Mourouzis shall have entered into an amendment to his employment agreement which extended its term for one year and (h) other applicable regulatory approvals.

     The foregoing description of the Merger Agreement is a summary and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The terms and information in the Merger Agreement should not be relied on as disclosure about General Finance without consideration of the periodic and current reports and statements that General Finance files with the SEC. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, among the parties in relation to the Merger. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. None of the parties to the Merger Agreement undertakes any obligation to publicly release any revisions to these representations and warranties, except as required under U.S. federal or other applicable securities laws.

     A copy of the press release of General Finance announcing the signing of the Merger Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On July 28, 2008 we issued a press release announcing our agreement to acquire MOAC and its subsidiary Pac-Van.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

The press release includes the financial measure “EBITDA.” The EBITDA and pro forma financial measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization and debt extinguishment costs. We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity.

A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA follows (in thousands), which includes effects of rounding:

In accordance with general instruction B.2 to Form 8-K, information in this Item 8.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits

Exhibit:

2.1
Agreement and Plan of Merger dated July 28, 2008 among General Finance Corporation, GFN North America Corp., Mobile Office Acquisition Corp., Pac-Van, Inc., Ronald F. Valenta, Ronald L. Havner, Jr., D. E. Shaw Laminar Portfolios, L.L.C. and Kaiser Investments Limited

99.1	Press Release dated July 28, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: July 28, 2008	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

2.1
Agreement and Plan of Merger dated July 28, 2008 among General Finance Corporation, GFN North America Corp., Mobile Office Acquisition Corp., Pac-Van, Inc., Ronald F. Valenta, Ronald L. Havner, Jr., D. E. Shaw Laminar Portfolios, L.L.C. and Kaiser Investments Limited

99.1	Press Release dated July 28, 2008